Exhibit 99.1

FOR IMMEDIATE RELEASE

Inergy, L.P. Announces Financial and Operating Results

for the Quarter Ended June 30, 2013

Results include new basis of presentation following Crestwood Holdings LLC’s acquisition of the controlling interest in Inergy, L.P.

Houston, TX (August 6, 2013) – Inergy, L.P. (NYSE:NRGY) (“NRGY”) today reported results of operations for the quarter and six-months ended June 30, 2013. As previously announced, on May 6, 2013, Crestwood Holdings LLC (“Crestwood Holdings”) and Crestwood Midstream Partners, LP (NYSE:CMLP) (“CMLP”) (collectively, “Crestwood”) and NRGY and Inergy Midstream, L.P. (NYSE:NRGM) (“NRGM”) (collectively, “Inergy”) entered into definitive agreements to create a fully integrated midstream partnership with a total enterprise value of approximately $7 billion. On June 19, 2013, Crestwood and Inergy closed the first step of the combination with Crestwood Holdings acquiring NRGY’s general partner, and thus control of the combined partnership. Consequently, operating results for the quarter and six-months ended June 30, 2013, include the consolidated results of Crestwood Gas Services GP LLC (“Crestwood GP”) and CMLP for the full periods, as well as the contribution from legacy NRGY and NRGM for the 12 days subsequent to the acquisition on June 19, 2013.

Quarter Ended June 30, 2013 Highlights (a)

•	Reported adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) of $47.8 million;

•	Declared a quarterly cash distribution of $0.13 per limited partner unit to NRGY unitholders, payable on August 14, 2013;

•	Completed the pro rata distribution of 56.4 million common units of NRGM to unitholders of NRGY on a basis of 0.432052 NRGM common unit for each NRGY common unit owned on June 14, 2013;

•

Issued 35.1 million common units and 4.4 million subordinated units to Crestwood Holdings in exchange for ownership of Crestwood GP (and 100% of the incentive distribution rights in CMLP) on June 19, 2013; and

•	Remained on schedule to complete the merger of CMLP into NRGM in late-third quarter or early-fourth quarter 2013.

(a)

Results reflect the activity of Crestwood GP (including the consolidation of CMLP’s business) for full periods presented, and the activity of legacy NRGY and NRGM only for the 12 days from June 19, 2013 to June 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”). Additionally, Inergy’s fiscal year has been changed to December 31.

“We are pleased with the significant progress we have made to complete the transformational merger between CMLP and NRGM,” said Robert G. Phillips, Chairman, President and Chief Executive Officer of NRGY’s general partner. “The combined partnership will have a diverse platform of midstream assets in virtually every premier shale play in the United States and will provide a full suite of services expanding across the midstream value chain.

“Now that NRGY controls both of the general partners of NRGM and CMLP, we are focused on an efficient integration of our organizational structure and assets to position our diverse midstream operating platform to provide ‘best-in–class’ customer service and leverage the capabilities of the combined organization. With the larger size and scale of the combined partnerships, we are better positioned to provide a more comprehensive and competitive suite of services to current and potential customers that should expand margins and enhance returns. The improved visibility to growth will be a key benefit of the transaction for our investors. We have an excellent foothold in all of the premier shale plays and continue to execute on new opportunities,” commented Phillips.

“Through its ownership of the general partners and incentive distribution rights, NRGY continues to benefit from many exciting opportunities developing at the underlying CMLP and NRGM partnerships, which are expected to merge in the next couple of months. As an example, in July 2013, CMLP closed on the acquisition of the Jackalope gathering and processing system located in the emerging rich gas and crude oil focused Powder River Basin Niobrara Shale play. In addition to Crestwood’s gathering and processing business, this investment provides an opportunity to leverage the expertise of NRGY and NRGM in providing additional value chain services to include NGL and crude oil storage, blending, truck and rail terminalling, transportation and marketing services.

“We are excited about the outlook for the remainder of the year. NRGM is performing as expected due to the contracted nature of its revenues and we are excited by the growth opportunities being pursued in our crude logistics business, such as the expansion of the COLT Hub that is currently underway in the Bakken Shale play. In addition, CMLP expects its Marcellus gathering volumes from Antero Resources to continue to increase as capacity constraints are alleviated by compression and pipeline projects completed in the third quarter. With our merger integration process on track to be completed in 2013, we remain dedicated to building a great midstream partnership that will provide sustained long-term value for our unitholders,” Phillips added.

Second Quarter Results

We reported a net loss of $(4.5) million for the three months ended June 30, 2013.

Our Adjusted EBITDA was approximately $47.8 million for the three months ended June 30, 2013. The key contributors to Adjusted EBITDA for the quarter were primarily the gross profit (defined as operating revenues less product purchases) of our gathering and processing segment, and to a lesser extent the gross profit of our storage and transportation and NGL and crude services segments because they only contributed 12 days of results as noted above. A table reconciling Adjusted EBITDA to net income (loss) appears below.

Gross profit of the gathering and processing segment, which was composed of Crestwood GP’s assets, was $57.1 million for the three months ended June 30, 2013, 3% below gross profit of $58.9 million for the quarter ended March 31, 2013. The decrease was due primarily to lower gathering volumes in the Barnett Shale, partially offset by increased gathering volumes in the Marcellus Shale resulting from the continued expansion of our assets in that area.

Gross profit in the storage and transportation and NGL and crude services segments for the 12 days from June 19, 2013, (the date Crestwood Holdings acquired control of our general partner) through June 30, 2013, totaled $8.4 million and $1.4 million, respectively.

Merger Update

As announced on May 6, 2013, CMLP and NRGM have executed definitive agreements whereby CMLP will be merged into NRGM. CMLP unitholders will receive 1.070 units of NRGM for each unit of CMLP they own. Additionally, all CMLP public unitholders other than Crestwood Holdings will receive a one-time cash payment at closing of $1.03 per unit. The merger is conditioned on the approval of the holders of a majority of the limited partner interests of CMLP. Crestwood Holdings has agreed to vote its limited partner interests in favor of the transaction. Management currently expects to complete the merger transaction in late September or early October 2013.

Conference Call

Management will host a joint conference call for investors and analysts of NRGY, NRGM and CMLP today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss the results of operations for the quarter. The call-in number for the earnings call is 1-480-629-9723, and the conference name is Crestwood/Inergy. The live internet webcast and the replay can be accessed on Inergy’s website, www.inergylp.com. A digital recording of the call will be available for one week following the call by dialing 1-303-590-3030 and entering the pass code 4631393.

About Inergy, L.P.

Inergy, L.P. is a publicly traded master limited partnership that controls, owns, and operates energy midstream businesses. Inergy’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream, L.P. and Crestwood Midstream Partners LP, Inergy is also engaged in the development and operation of natural gas, NGL and crude oil gathering, processing, storage, and transportation assets in multiple unconventional shale plays across the United States. For more information about Inergy, L.P., visit www.inergylp.com.

About Inergy Midstream, L.P.

Inergy Midstream, L.P. is a publicly traded master limited partnership that develops, owns, and operates predominantly fee-based natural gas, NGL and crude oil storage, and transportation businesses in the Northeast region of the United States and in North Dakota. For more information about Inergy Midstream, L.P., visit www.inergylp.com.

About Crestwood Midstream Partners LP

Houston, Texas-based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com. The general partner of Crestwood is owned by Inergy, L.P. (NYSE:NRGY).

Additional Information and Where to Find It

This press release contains information about the proposed merger involving Crestwood and Inergy Midstream. In connection with the proposed merger, Inergy Midstream has filed with the SEC a preliminary registration statement on Form S-4 that includes a proxy statement/prospectus for the unitholders of Crestwood. Crestwood will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy Midstream with the SEC from Inergy Midstream’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

Crestwood, Inergy Midstream, Inergy, L.P. and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood and Inergy management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s or Inergy’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood or Inergy assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood or Inergy to connect natural gas supplies to Crestwood or Inergy gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood or Inergy to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood or Inergy’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood or Inergy to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness of either company, as well as other factors disclosed in Crestwood and Inergy’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood and Inergy with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports, for a more extensive list of factors that could affect results. Crestwood and Inergy do not assume any obligation to update these forward-looking statements.

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

CONTACTS

Inergy	Crestwood
Vince Grisell 816-842-8181 investorrelations@inergyservices.com	Mark Stockard 832-519-2207 mstockard@crestwoodlp.com

<TABLES FOLLOW>

Inergy, L.P. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013(a)	2012	2013(a)	2012
Operating revenues:
Gathering and processing	$71.1	$55.2	$143.5	$109.0
NGL and crude services	38.1	—	38.1	—
Storage and transportation	9.7	—	9.7	—

Total operating revenues	118.9	55.2	191.3	109.0

Operating expenses:
Cost of product sold	52.0	7.4	65.5	16.4
Operations and maintenance	31.1	18.0	51.9	34.5
Depreciation, amortization and accretion	28.0	19.1	50.4	35.0

Total operating expenses	111.1	44.5	167.8	85.9

Other operating income:
Gain on contingent consideration	—	6.8	—	6.8
Operating income	7.8	17.5	23.5	29.9
Interest and debt expense, net	12.0	8.9	23.4	16.5

Income (loss) before income taxes	(4.2)	8.6	0.1	13.4
Income tax expense	0.3	0.3	0.7	0.6

Net income (loss)	(4.5)	8.3	(0.6)	12.8
Net (income) loss attributable to non controlling interests	6.1	(4.9)	7.3	(6.1)

Net income attributable to Inergy, L.P.	$1.6	$3.4	$6.7	$6.7

Subordinated unitholders’ interest in net income	$0.1	$0.4	$0.6	$0.7

Common unitholders’ interest in net income	$1.5	$3.0	$6.1	$6.0

Basic income per unit:
Net income per limited partner unit	$0.03	$0.09	$0.14	$0.17

Diluted income per unit:
Net income per limited partner unit	$0.03	$0.09	$0.14	$0.17

Weighted-average number of limited partner units (in thousands): (b)
Basic	52,459	35,103	43,829	35,103

Diluted	56,847	39,491	48,217	39,491

(a)	Results reflect the activity of Crestwood GP (including the consolidation of CMLP’s business) for full periods presented, and the activity of NRGY and NRGM only for the 12 days from June 19, 2013 to June 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”).
(b)	The calculation of the weighted-average number of limited partner units outstanding is based on the number of units issued by NRGY to acquire CMLP’s general partner interest (approximately 35.1 million common units and 4.4 million subordinated units) as if they were outstanding for the entire period prior to the June 19, 2013 acquisition. On the date of the acquisition, all of NRGY’s limited partner units (approximately 166.7 million common units and approximately 4.4 million subordinated units) are considered outstanding. This presentation is required under GAAP.

Inergy, L.P. and Subsidiaries

SUPPLEMENTAL INFORMATION

(In millions)

(Unaudited)

	June 30, 2013	December 31, 2012
Outstanding debt:
NRGY: (a)
Revolving credit facility	$340.3	$—
Senior unsecured notes	11.5	—
Other debt	2.9	—

Subtotal	$354.7	$—
NRGM: (b)
Revolving credit facility	$237.0	$—
Senior unsecured notes (c)	505.0	—

Subtotal	$742.0	$—
Crestwood GP: (d)
CMLP credit facility	$300.2	$206.7
CMM credit facility	127.4	127.0
CMLP senior unsecured notes (e)	351.3	351.5

Subtotal	$778.9	$685.2

Total debt	$1,875.6	$685.2

Total partners’ capital	$5,356.0	$1,550.7

NRGY partners’ capital
Limited partner units outstanding (in millions):
Common units	166.7	131.7
Subordinated units	4.4	—

Total units outstanding	171.1	131.7

(a)	NRGM, CMLP and their respective subsidiaries do not provide credit support or guarantee any amounts outstanding under NRGY’s credit facility or senior notes.
(b)	NRGY and each of its wholly owned subsidiaries do not provide credit support nor do they guarantee any amounts outstanding under the NRGM Credit Facility or senior notes.
(c)	Includes $5.0 million of fair value adjustment recorded in conjunction with the June 19, 2013, Crestwood Holdings acquisition of NRGY’s general partner.
(d)	NRGY and each of its wholly owned subsidiaries do not provide credit support nor do they guarantee any amounts outstanding under the CMLP credit facility, the CMM credit facility, or the CMLP senior notes.
(e)	Includes a $1.3 million and $1.5 million bond premium as of June 30, 2013 and December 31, 2012, respectively.

Inergy, L.P. and Subsidiaries

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
EBITDA:
Net income (loss)	$(4.5)	$8.3	$(0.6)	$12.8
Interest and debt expense, net	12.0	8.9	23.4	16.5
Income tax expense	0.3	0.3	0.7	0.6
Depreciation, amortization and accretion expense	28.0	19.1	50.4	35.0

EBITDA (a)	35.8	36.6	73.9	64.9

Items impacting EBITDA:
Long-term incentive and equity compensation expense	$1.4	$0.5	$2.0	$1.0
ASC 815 adjustment	1.6	—	1.6	—
Significant transaction-related expenses	9.0	2.3	9.7	2.3
Gain on contingent consideration	—	(6.8)	—	(6.8)

Adjusted EBITDA (a)	$47.8	$32.6	$87.2	$61.4

Distributable cash flow:
Adjusted EBITDA (a)	$47.8	$32.6	$87.2	$61.4
Cash interest expense (b)	(11.7)	(7.6)	(22.1)	(14.0)
Maintenance capital expenditures (c)	(2.1)	(1.1)	(3.0)	(1.6)
Income tax expense	(0.3)	(0.3)	(0.7)	(0.6)
Distributable cash flow of Inergy prior to Crestwood Holdings’ acquisition of NRGY’s general partner (d)	34.2	30.9	82.5	129.1
Distributions paid to NRGM and CMLP minority limited partner unitholders in the quarter	(39.1)	(25.4)	(71.8)	(50.2)

Distributable cash flow attributable to NRGY (e)	$28.8	$29.1	$72.1	$124.1

EBITDA:
Net cash provided by operating activities	$23.3	$20.1	$57.4	$42.2
Net changes in working capital balances	1.9	2.2	(4.3)	2.3
Provision for doubtful accounts	(0.1)	—	(0.1)	—
Amortization of deferred financing costs and bond premium	(1.1)	(0.9)	(2.1)	(2.5)
Other non-cash income	—	(0.3)	—	—
Market adjustment on interest rate swap	0.9	—	0.9	—
Gain on contingent consideration	—	6.8	—	6.8
Long-term incentive and equity compensation expense	(1.4)	(0.5)	(2.0)	(1.0)
Interest expense and debt expense, net	12.0	8.9	23.4	16.5
Income tax expense	0.3	0.3	0.7	0.6

EBITDA (a)	$35.8	$36.6	$73.9	$64.9

Long-term incentive and equity compensation expense	1.4	0.5	2.0	1.0
ASC 815 adjustment	1.6	—	1.6	—
Significant transaction-related expenses	9.0	2.3	9.7	2.3
Gain on contingent consideration	—	(6.8)	—	(6.8)

Adjusted EBITDA (a)	$47.8	$32.6	$87.2	$61.4

(a)	EBITDA is defined as income (loss) before income taxes, plus net interest and debt expense, and depreciation, amortization, and accretion expense. As indicated in the table, Adjusted EBITDA represents EBITDA excluding long-term incentive and equity compensation expenses, ASC 815 adjustments, significant transaction costs, and gain on contingent consideration. Significant transaction costs are third-party professional fees and other costs that are incurred in conjunction with closing a transaction. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, and our ability to service debt obligations. We believe that EBITDA provides additional information for evaluating our ability to make the quarterly distribution and is presented solely as a supplemental measure. We believe that Adjusted EBITDA provides additional information for evaluating our financial performance without regard to our financing methods, capital structure, and historical cost basis. Further, EBITDA and Adjusted EBITDA, as we define them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other corporations or partnerships.

(b)	Cash interest expense is book interest expense less amortization of deferred financing costs.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	The amount represents NRGY’s distributable cash flow prior to the acquisition of NRGY’s general partner by Crestwood Holdings on June 19, 2013. The distributable cash flow in the three and six months ended June 30, 2012 includes the results of NRGY’s retail propane operations disposed on August 1, 2012.
(e)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, and NRGM and CMLP distributions paid for minority unitholders. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

Inergy, L.P. and Subsidiaries

SEGMENT OPERATING DATA

(In millions, except as noted)

(Unaudited)

	Six Months Ended June 30, 2013 (a)
	Gathering and Processing	Storage and Transportation	NGL and Crude Services	Total
Operating revenues	$143.5	$9.7	$38.1	$191.3
Product purchases/cost of services	27.5	1.3	36.7	65.5

Gross profit	$116.0	$8.4	$1.4	$125.8
Gathering volumes (in Bcf)	178.0
Processing volumes (in Bcf)	39.9

	Three Months Ended June 30, 2013 (a)
	Gathering and Processing	Storage and Transportation	NGL and Crude Services	Total
Operating revenues	$71.1	$9.7	$38.1	$118.9
Product purchases/cost of services	14.0	1.3	36.7	52.0

Gross profit	$57.1	$8.4	$1.4	$66.9
Gathering volumes (in Bcf)	90.3
Processing volumes (in Bcf)	19.8

(a)	Results reflect the activity of Crestwood GP (including the consolidation of CMLP’s business) for full periods presented, and the activity of NRGY and NRGM only for the 12 days from June 19, 2013 to June 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”).